Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Illumina, Inc. of our report dated April 21, 2020 relating to the financial statements of GRAIL, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-250941) of Illumina, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-250941) of Illumina, Inc. incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP

San Jose, California

March 4, 2021